EXHIBIT 99.2

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

LADDER CAPITAL FINANCE LLC,

SELLER

and

LADDER CAPITAL FINANCE HOLDINGS LLLP

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of December 21, 2012

$363,453,365

Fixed Rate Mortgage Loans

Series 2012-LC9

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of December 21, 2012, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and Ladder Capital Finance LLC, as seller (the “Seller”) and Ladder Capital Finance Holdings LLC (“Holdings”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of December 1, 2012 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund.  For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1. Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Appointment Agreement, dated as of the date hereof, between the Master Servicer and the Seller) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date) and the Closing Date Interest Amount.  Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee.  The Depositor will sell the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated December 12, 2012 (the “Underwriting Agreement”), between the Depositor, J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC (“Ladder Securities”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”, and collectively with JPMS and Ladder Securities in such capacity, the “Underwriters”), and the Depositor will sell the  Class X-B, Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class G, Class NR and Class R Certificates (the “Private Certificates” and together

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with the Public Certificates, the “Certificates”) to JPMS, Ladder Securities and Wells Fargo Securities as the initial purchasers (each in such capacity, an “Initial Purchaser” and together, the “Initial Purchasers”) specified in the certificate purchase agreement, dated December 12, 2012 (the “Certificate Purchase Agreement”), between the Depositor, Ladder Securities and JPMS.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date.  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2. Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement.  Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee.  All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3. Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Master Servicer, Trustee or a Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)           The Seller agrees to deliver or cause to be delivered, on or prior to the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the

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Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)           With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

SECTION 4. Treatment as a Security Agreement. Subject to receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans.  The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5. Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)           it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC Assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership

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of mortgages maintained by MERS.  All recording fees relating to the initial recordation of such intermediate assignments and Assignments of Mortgage and any costs of any third party or the Trustee agreed to by the Seller and the Trustee shall be paid by the Seller;

(b)           it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)           if, during such period ending on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, in the opinion of counsel for the Underwriters and the Initial Purchasers, an amendment or supplement to the Prospectus or Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser during such period, not misleading, or if it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, to comply with applicable law, the Seller shall do all things reasonably necessary and reasonably requested by the Depositor to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, will not, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser during such period, be misleading or so that the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law.  All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of December 12, 2012 between the Purchaser, the Underwriters, the Initial Purchasers, the Seller and Holdings (the “Indemnification Agreement”).  Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

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(d)           if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any one or more Mortgage Loans (each, a “Designated Mortgage Loan”) as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller (or between such Servicing Function Participant and either the Purchaser or the Master Servicer, and as to which the Seller is a third party beneficiary), with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Designated Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; provided, however, that the foregoing shall not apply to any party so retained by the Master Servicer whose status as a Servicing Function Participant is based on (i) any modification, waiver or amendment entered into after the Closing Date related to the obligations of any such party so retained by the Master Servicer to the extent not consented to by the Seller or (ii) the Servicing Function Participant’s activities with respect to any mortgage loan in the Trust Fund that is not a Designated Mortgage Loan described on Exhibit A hereto;

(e)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next to the Purchaser’s name on Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)            it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(e) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations;

(g)           if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith; and

(h)           with respect to any Mortgage Loan that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the trust or otherwise have a new comfort letter issued in the name of the trust, the Seller shall take such action and/or provide any such required notice to the franchisor within the required timeframes set forth in the related franchise agreement but in any event no later than 45 days after the Closing Date.

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SECTION 6. Representations and Warranties.  (a)  Each of the Seller and Holdings represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)     it is a limited liability company or a limited liability limited partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(ii)    it has the limited liability company or a limited liability limited partnership, as applicable, power and authority to own its property and to carry on its business as now conducted;

(iii)    it has the limited liability company or a limited liability limited partnership, as applicable, power to execute, deliver and perform this Agreement;

(iv)    it is legally authorized to transact business in certain states within the United States of America.  In the case of the Seller, such party is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if applicable) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)     the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite action by such party’s board of directors and will not violate or breach any provision of its organizational documents;

(vi)    this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)   there are no legal or governmental proceedings pending to which such party is a party or of which any property of such party is the subject which, if determined adversely to such party, would reasonably be expected to materially and adversely affect (A) in the case of the Seller, the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by such party or enforceability against such party of the Mortgage Loans (in the case of the Seller) or this Agreement, or (C) the performance of such party’s obligations hereunder;

(viii)  it has no actual knowledge that any Provided Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. “Provided Information” shall mean any statement,

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report, officer’s certificate or other document or correspondence prepared and furnished by such party in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such party) with respect to which such party knew or was otherwise informed in writing or electronically that it was to be distributed or provided (or utilized by the Depositor, the Underwriters or the Initial Purchasers or their respective attorneys or accountants in connection with any information that was to be distributed or provided so long as the information so distributed or provided was consistent with the information furnished by such party) to any potential investor, investor, rating agency, accountant, Master Servicer, Special Servicer, Trustee, Paying Agent or an attorney of the foregoing; provided that it is acknowledged and agreed that the Mortgage File (and any documents therein), the asset summaries regarding each Mortgage Loan and any written or electronic responses to requests for information from the Depositor, any Underwriter, or any Initial Purchaser in response to specific written or electronic questions or requests for information from any potential investor, investor, rating agency, accountant, Master Servicer, Special Servicer, Trustee or Paying Agent or any attorney of the foregoing shall be deemed to be part of the Provided Information;

(ix)   such party is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans (in the case of the Seller) and the performance by such party of its obligations under this Agreement and the consummation by such party of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such party, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by such party of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)    such party has either (A) not dealt with any Person (other than the Purchaser, the Underwriters, the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or such party’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that

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may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)   such party is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of such party’s creditors; and

(xii)  each Servicing Function Participant that the Seller has required the Master Servicer to retain to service one or more Mortgage Loans (each, a “Designated Mortgage Loan”) as of the Closing Date, is obligated to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller (or between such Servicing Function Participant and either the Purchaser or the Master Servicer, and as to which the Seller is a third party beneficiary), with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Designated Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)     it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)    it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)   it has the power and authority to own its property and to carry on its business as now conducted;

(iv)    it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

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(v)    this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)    the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)   there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)  it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)   it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)    all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

(xi)   it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C.  Neither the delivery by

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the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)           The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as is necessary for the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as reasonably practicable after such request is made.

Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein.  In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered

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to the Seller and Purchaser under the Pooling and Servicing Agreement is provided only to assist the Seller, Purchaser and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)           Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the Seller shall, not later than ninety (90) days from (x) except in the case of the succeeding clause (y) the Seller’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the Seller’s discovery of such Breach or Defect, or (B) discovery of such Breach or Defect by any other party identified in Section 6(d) above, provided the Seller receives the required prompt written notice thereof (the “Initial Resolution Period”), (i) cure such Defect or Breach, as the case may be, in all material respects, at its own expense, including reimbursement of any related additional trust fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) for such affected Mortgage Loan or such REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (such Officer's Certificate to be delivered electronically to trustadministrationgroup@wellsfargo.com, with the subject line: "For Delivery to the 17g-5 Information Provider"), the Master Servicer, the Special Servicer, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period.  Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury

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Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence.  If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses.  Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects.  To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(f), as applicable, of the Pooling and Servicing Agreement.  No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Custodial Exception Report) and such delay precludes the Seller from curing such Defect or Breach.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File delivered by the Seller for any Mortgage Loan to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan:  (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be

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regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.  Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within eighteen (18) months from the Closing Date.  Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee or a Custodian on the Trustee’s behalf subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller pursuant to this Section 6(e) and the Trustee shall be responsible therefor in accordance with the Pooling and Servicing Agreement.  In the event any document is lost by the Trustee (or any Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining

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Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria.  In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement.  For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Resolution Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

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A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  The Trust’s CIK# is 0001563166.

(f)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6.  In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer, as applicable, of any such Repurchase Request if  such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Breach or Defect or repurchase or substitute for any affected Mortgage Loan pursuant to Section 6(e), and Holdings’ guarantee of such obligations pursuant to Section 20, shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect; provided, however, that the foregoing shall not limit the indemnification available pursuant to Section 21 hereof.  It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s or Holding’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

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SECTION 7. Conditions to Closing.  The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

(b)           The Purchaser shall have received the following additional closing documents:

(i)          copies of the Seller’s and Holding’s respective limited liability company agreements and certificates of formation, certified as of a recent date by the Secretary or Assistant Secretary of such party or, alternatively in the case of the certificates of formation, certified by the Secretary of State of the State of Delaware;

(ii)         a copy of a certificate of good standing of the Seller and Holdings issued by the Secretary of State of the State of Delaware dated not earlier than sixty (60) days prior to the Closing Date;

(iii)        an opinion of counsel of such Seller and Holdings, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to each of the Seller and Holdings (the “Ladder Parties”):

(A)        the Seller is a limited liability company existing and in good standing under the Delaware Limited Liability Company Act (the “DLLCA”).  Holdings is a limited liability limited partnership existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”; and collectively with the DLLCA, the “Delaware Acts”);

(B)         the Seller has the limited liability company power to execute and deliver this Agreement and the Indemnification Agreement (together, the “Ladder Agreements”) and to perform its obligations under the Ladder Agreements.  Holdings has the limited liability limited partnership power to execute and deliver the Ladder Agreements and to perform its obligations under the Ladder Agreements;

(C)         the board of directors of each Ladder Party has adopted by requisite vote the resolutions necessary to authorize the execution and delivery by such Ladder Party of the Ladder Agreements, and the performance by such Ladder Party of such Ladder Party’s obligations thereunder;

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(D)         each Ladder Party has duly executed and delivered the Ladder Agreements;

(E)         each Ladder Party’s execution and delivery of, and such party’s performance of its obligations under, each of the Ladder Agreements do not and will not (a) in the case of the Seller, violate any existing provisions of the certificate of formation or limited liability company agreement of the Seller, (b) in the case of Holdings, violate any existing provisions of the certificate of limited partnership or limited liability limited partnership agreement of Holdings or (c) result in a breach or other violation of, or constitute a default under, any agreement listed on a schedule attached to such opinion (the “Other Specified Agreements”); provided that the opinion described in this paragraph need not address any impact any Ladder Party’s actions may have under any financial covenants or tests, any consequences a default by any Ladder Party under any of the Ladder Agreements may have under any of the Other Specified Agreements or any cross default provisions in the Other Specified Agreements;

(F)         such counsel does not have actual knowledge that any provision in any Court Order (as defined below) would be breached or otherwise violated by any Ladder Party’s execution or delivery of the Ladder Agreements or by any Ladder Party’s performance of any of its agreements in the Ladder Agreements.  For purposes of this paragraph, the term “Court Order” means a court or administrative order, writ, judgment or decree that names a Ladder Party and is specifically directed to such Ladder Party.  For purposes of such opinion, such counsel need not undertake any investigation to identify Court Orders to which any Ladder Party may be subject or review any Court Orders about which they may have actual knowledge; and

(G)        there is no litigation that on the date of such opinion is (i) pending against a Ladder Party with a court or (ii) being actively threatened against a Ladder Party, which to such counsel’s actual knowledge seeks to enjoin or obtain damages by reason of the execution or delivery of any of the Ladder Agreements by a Ladder Party or the performance by any Ladder Party of its agreements in the Ladder Agreements.  For purposes of such opinion, such counsel need not undertake any investigation to identify any litigation which is pending or threatened against any Ladder Party;

(H)        this Agreement constitutes a legal, valid and binding agreement of each Ladder Party, enforceable against such Ladder Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership, conservatorship, liquidation or other laws relating to or affecting creditors’ rights generally, including, if such Ladder Party is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, and further subject to general principles of equity (whether

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considered in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off, (b) relating to submission to jurisdiction, venue or service of process, or (c) purporting to prohibit, restrict or condition the assignment of, or the grant of a security interest in, rights under this Agreement, or property subject thereto, may be limited by applicable laws or considerations of public policy; and

(I)     the compliance by each Ladder Party with the provisions of this Agreement and the consummation by each Ladder Party of the transactions contemplated by this Agreement (a) do not require any Governmental Approval (as defined below) to be obtained on the part of such Ladder Party, except those that have been obtained and, to such counsel’s knowledge, are in effect, and (b) do not conflict with, or result in the violation of, any Applicable Laws (as defined below) that are applicable to such Ladder Party (except for any such conflict or violation as would not have a material adverse effect on the performance by such Ladder Party of its obligations under this Agreement).  For purposes of such opinion, the term “Applicable Laws” means those laws, rules and regulations of the State of New York and of the United States of America which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement, the term “Government Authorities” means executive, legislative, judicial, administrative or regulatory bodies of the State of New York or the United States of America, and the term “Government Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.  However, such opinion need not address (i) any statute, regulation or  provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof, (ii) the tax laws, “doing business” laws or securities laws of any jurisdiction or (iii) any law, rule or regulation to which either Ladder Party may be subject as a result of any other person’s or entity’s legal or regulatory status or any such other person’s or entity’s involvement in the transactions contemplated by the Ladder Agreements.

(iv)   a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Specified Portions of the Free Writing Prospectus, Prospectus or Private Placement Memorandum as of the date thereof or as of the Closing Date contains, with respect to such Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to such Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

(c)             The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement and the Underwriting Agreement.

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(d)           The Seller and Holdings shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)           The Seller and Holdings shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

(f)           The obligations of the Seller to sell the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following: (i) performance by the Purchaser of all obligations required to be performed on or before the Closing Date; (ii) accuracy of all of the representations and warranties of the Purchaser under this Agreement as of the Closing Date; and (iii) the execution of the Indemnification Agreement and, insofar as it affects the obligations of the Seller, the Pooling and Servicing Agreement, as executed and delivered by the respective parties thereto, each being in form and substance reasonably satisfactory to the Seller and Holdings.  Notwithstanding the foregoing, the sale of the Mortgage Loans and receipt of payment therefore by the Seller from the Purchaser shall be conclusive evidence of the satisfaction of the foregoing conditions.

(g)           The purchase of the Mortgage Loans by the Purchaser shall be conclusive evidence of the satisfaction of clauses (b)(iii), (b)(iv) and (e) above.

SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on December 21, 2012 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”).  The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9. Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to:  (i)  the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements

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of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

SECTION 10. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 12. No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

SECTION 13. Assignment. Each of the Seller and Holdings hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has

21

assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement.  The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  Except as set forth hereinabove and, to the extent applicable, in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of each of the Seller and Holdings made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee.  No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns.  The warranties and representations and the agreements made by each of the Seller and Holdings herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention:  Jonathan M. Strain, Managing Director, telecopy number (917) 849-1511 and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, (ii) in the case of the Seller, Ladder Capital Finance LLC, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention:  Pamela McCormack, with a copy to: Ladder Capital Finance LLC, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Robert Perelman, (iii) in the case of Holdings, Ladder Capital Finance Holdings LLLP, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, with a copy to: Ladder Capital Finance Holdings LLLP, 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Robert Perelman, and (iv) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other parties in writing by such party.

SECTION 15. Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser, the Seller and Holdings; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller or Holdings whatsoever shall be effective against the Seller or Holdings unless the Seller and Holdings shall have agreed to such amendment in writing.  The Pooling and Servicing Agreement shall

22

identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17. Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller or Holdings, on the one hand, and the Purchaser, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser, on the one hand, and the Seller and Holdings, on the other hand, and none of the Purchaser, the Seller nor Holdings shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other parties hereto or make commitments on such other parties’ behalf.

SECTION 19. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 20. Guaranty by Holdings.  (a)  Holdings hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual payment of all sums due by, and the performance of all obligations of, the Seller under Sections 3(c), 6(e), and 9 of this Agreement and any other provisions hereof requiring the payment of any amount by the Seller and, to the extent that they relate to the obligations of the Seller to cure any Defect or Breach, or repurchase or substitute for any affected Mortgage Loan or make any other payment, Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, as and when the same shall become due and payable (after giving effect to any applicable grace period) according to the terms hereof or thereof.  In the case of the failure of the Seller to make any such payment as and when due, Holdings hereby agrees to make such payment or cause such payment to be made, promptly upon written demand by the Purchaser to Holdings, but any delay in providing such notice shall not under any circumstances reduce the liability of Holdings or operate as a waiver of the Purchaser’s right to demand payment.

23

(b)           This guarantee shall be a guaranty of payment and performance, and the obligations of Holdings under this guarantee shall be continuing, absolute and unconditional.  Holdings waives any and all defenses it may have arising out of: (i) the validity, regularity or enforceability of this Agreement; (ii) the absence of any action to enforce the same; (iii) the rendering of any judgment against the Seller or any action to enforce the same; (iv) any waiver or consent by the Purchaser or any amendment or other modification to this Agreement; (v) any defense to payment hereunder based upon suretyship defenses; (vi) the bankruptcy or insolvency of the Seller, (vii) any defense based on (1) the corporate status of the Seller, (2) the power and authority of the Seller to enter into this Agreement and to perform its obligations hereunder or (3) the legality, validity and enforceability of the Seller’s obligation under this Agreement, or (viii) any other defense, circumstances or limitation of any nature whatsoever that would constitute a legal or equitable discharge of a guarantor or other third party obligor.  This guarantee shall continue to remain in full force and effect in accordance with its terms notwithstanding the renewal, extension, modification, or waiver, in whole or in part, of any of the Seller’s obligations under this Agreement or the Pooling and Servicing Agreement which are subject to this guarantee.

(c)           Holdings waives (i) diligence, presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands relating to this Agreement and (ii) any requirement that the Purchaser proceed first against the Seller under this Agreement or otherwise exhaust any right, power or remedy under this Agreement before proceeding hereunder.

SECTION 21. Indemnification by Holdings. Holdings shall indemnify and hold harmless the Purchaser from and against any and all loss, cost or expense, including any losses, liabilities, penalties, fines, forfeitures, fees (including reasonable attorneys’ fees) and related costs, judgments, and any other costs, including any costs of enforcement, incurred or suffered as a result of, or related to, (i) any breach by the Seller of any of its representations, warranties or covenants in this Agreement (other than Sections 3, 6(c), 6(e) and 9 hereof and any other provisions hereof requiring the payment of any amount by the Seller) or (ii) the invalidity or otherwise unenforceability of the guaranty provided for under, or any other provisions of, Section 20, including the waiver of any defenses provided for pursuant to Section 20, or for any limitations on the recovery or timing of amounts in connection with the attempted enforcement of the guaranty.

* * * * * *

24

IN WITNESS WHEREOF, the Purchaser, the Seller and Holdings have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:
Name:
Title:

LADDER CAPITAL FINANCE LLC

By:
Name:
Title:

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:
Name:
Title:

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Mortgage Loan and Loan Number as Identified on Exhibit A

The Waterfront (Loan No. 2)
Pathmark Portfolio (Loan No. 15)
Walk2Campus (Loan No. 18)

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2012-LC9
LCF Mortgage Loan Schedule

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size
2	LCF	M & J - BIG Waterfront Town Center I, LLC, M & J - BIG Waterfront Town Center II, LLC, M & J - BIG Waterfront Amity Square, LLC, M & J - BIG Waterfront Market, LLC, M & J - BIG Waterfront Market Amity, LLC	100-146 West Bridge Street	Homestead	PA	15120	Allegheny	The Waterfront	765,155
4	LCF	Summitwoods SPE, LLC	1664 Northwest Chipman Road	Lee's Summit	MO	64081	Jackson	Summit Woods Shopping Center	545,051
7	LCF	LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC, LBW Waldorf LLC	Various	Various	Various	Various	Various	BJ's Wholesale Club Portfolio	456,175
7.1	LCF		3849 South Delsea Drive	Vineland	NJ	08360	Cumberland	BJ's Wholesale Club - Vineland	115,367
7.2	LCF		3067 Route 50	Saratoga Springs	NY	12866	Saratoga	BJ's Wholesale Club - Saratoga	116,620
7.3	LCF		1000 St. Nicholas Drive	Waldorf	MD	20603	Charles	BJ's Wholesale Club - Waldorf	115,660
7.4	LCF		141 Gallery Center Drive	Mooresville	NC	28117	Iredell	BJ's Wholesale Club - Mooresville	108,528
15	LCF	Inland Diversified Wilmington Lancaster, L.L.C., Inland Diversified Seaford Merrick, L.L.C., Inland Diversified Upper Darby 69th, L.L.C.	Various	Various	Various	Various	Various	Pathmark Portfolio	142,623
15.1	LCF		4055 Merrick Road	Seaford	NY	11783	Nassau	Seaford Pathmark	41,030
15.2	LCF		421 South 69th Boulevard	Upper Darby	PA	19082	Delaware	Upper Darby Pathmark	52,971
15.3	LCF		3901 Lancaster Pike	Wilmington	DE	19805	New Castle	Wilmington Pathmark	48,622
16	LCF	Balboa and Victory Partnership	6345 Balboa Boulevard	Encino	CA	91316	Los Angeles	Encino Office Park	207,985
18	LCF	W2C One, LLC, W2C Two, LLC, W2C Three, LLC, W2C Four, LLC, W2C Five, LLC, W2C Seven, LLC, W2C Nine, LLC, W2C Ten, LLC, W2C Twelve, LLC, Cortland Holdings 1, LLC, Cortland Holdings 2, LLC, WKU One, LLC, WKU Bowling Green, LLC, UTC One, LLC, LU Six, LLC, LU Five, LLC	Various	Various	Various	Various	Various	Walk2Campus Portfolio	777
18.1	LCF		918, 924, 925 & 925.5, 940, 615, 1047/1049, 902, 906, 912/912.5, 914, 1037, 928/930 College Avenue, 207, 211, 215 Cherry Road, 1021, 430, 218, 311, 515, 1019/1019.5, 504/504.5 Ebenezer Avenue, 532 North Avenue, 302, 315/319/321, 308, 316/318 Aiken Avenue, 321 Park Avenue, 617, 620 Rose Street, 223, 229 Stewart Avenue, 611 Eden Terrace, 907, 915, 917/917.5 Charlotte Avenue	Rock Hill	SC	29730	York	Winthrop University - Rock Hill, SC	242
18.2	LCF		117 S Virginia Street, 203 Randolph Street, 205 Garden Street, 206, 207, 211, 301 St. George Street, 402 Buffalo Street, 404 High Street, 405, 407, 410 E Second Street, 408, 503, 505, 506 Beech Street, 604, 617, 703, 709, 716 Oak Street	Farmville	VA	23901	Prince Edward	Longwood University - Farmville, VA	120
18.3	LCF		1511, 1520 Hicks Circle, 103, 112, 116, 120 Beaver Creek Court	Conway	SC	29526	Horry	Coastal Carolina University - Conway, SC	110
18.4	LCF		1224, 1244, 1262, 1358, 1400, 1408, 1239 College Street, 1341 Chestnut Street, 1425, 1538 State Street, 414-418 E. 13th Street	Bowling Green	KY	42101	Warren	Western Kentucky University - Bowling Green, KY	158
18.5	LCF		37, 40 Prospect Terrace, 59 Tompkins Street, 12 Calvert Street, 2, 4 Stevenson Street, 35 James Street, 7 Pleasant Street, 70 Groton Avenue	Cortland	NY	13045	Cortland	SUNY Cortland, Cortland, NY	88
18.6	LCF		418 Vine Street, 611 Houston Street, 828 Flynn Street, 528 E. 8th Street	Chattanooga	TN	37043	Hamilton	University of TN - Chattanooga, TN	59
20	LCF	Suite Stay Inc., Oakhurst Hospitality Inc.	Various	Corpus Christi	TX	78411	Nueces	Oakhurst Hotel Portfolio	172
20.1	LCF		5201 Oakhurst Drive	Corpus Christi	TX	78411	Nueces	Staybridge Suites Corpus Christi	84
20.2	LCF		5213 Oakhurst Drive	Corpus Christi	TX	78411	Nueces	Holiday Inn Express Corpus Christi	88
21	LCF	30455 Northwestern Highway Office Building, LLC, Fairways Northwest LLC, 21 E. Long Lake Road Office Building, LLC, 1750 South Telegraph Road Office Building, LLC, CGS Canton Parcel III, LLC	Various	Various	MI	Various	Various	Alrig II Portfolio	229,426
21.1	LCF		1750 South Telegraph Road	Bloomfield Hills	MI	48302	Oakland	1750 South Telegraph Road	67,840
21.2	LCF		30445 Northwestern Highway	Farmington Hills	MI	48334	Oakland	30445 Northwestern Highway	90,483
21.3	LCF		28470 West 13 Mile Road	Farmington Hills	MI	48334	Oakland	13 Mile Road	35,169
21.4	LCF		21 East Long Lake Road	Bloomfield Hills	MI	48304	Oakland	21 East Long Lake Road	26,585
21.5	LCF		45250 Cherry Hill Road	Canton Township	MI	48187	Wayne	Canton Medical	9,349
25	LCF	AFS Property, L.P.	11201 North MoPac Expressway	Austin	TX	78759	Travis	The Fairfield Inn & Suites Austin	134
32	LCF	Chardon Giant Eagle, LLC	351 Center Street	Chardon	OH	44024	Geauga	Giant Eagle Chardon	80,000
33	LCF	324 Royal Palm Way LLC	324 Royal Palm Way	Palm Beach	FL	33480	Palm Beach	324 Royal Palm Way	25,068
34	LCF	Harvest 12708 Riata, LLC	12708 Riata Vista Circle	Austin	TX	78727	Travis	High Flex Technology Center	70,201
35	LCF	LAS Jonesboro LLC	2800 Parkwood Road	Jonesboro	AR	72401	Craighead	Academy Sports Jonesboro	71,600
37	LCF	Lakeside Tower, LLC	910 West Lawrence Avenue	Chicago	IL	60640	Cook	910 West Lawrence Avenue	89
38	LCF	Shivkrupa Investments, Inc.	330 East Fir Avenue	Fresno	CA	93720	Fresno	La Quinta Inn & Suites - Fresno	56
39	LCF	LWAG Millbrook LLC	3720 Highway 14	Millbrook	AL	36054	Elmore	Walgreens - Millbrook, AL	14,820
40	LCF	Tri Star Hospitality, L.L.C.	225 Richard Jackson Boulevard	Panama City Beach	FL	32407	Bay	Comfort Suites Panama City Beach	74
41	LCF	D. Vala Enterprises, Inc.	3838 Highway 77	Corpus Christi	TX	78410	Nueces	Comfort Suites Corpus Christi	61
42	LCF	LWAG Greenwood AR LLC	705 West Center Street	Greenwood	AR	72936	Sebastian	Walgreens - Greenwood, AR	13,650
43	LCF	Marquis Apartments, LLC	6133 North Kenmore Avenue	Chicago	IL	60660	Cook	6133 North Kenmore Avenue	66
44	LCF	Aztec Village/Oakhill Community Limited Partnership	291 and 501 Roland Lane	Kyle	TX	78640	Hays	Aztec & Oakhill MHPs	133
45	LCF	LDGMBFL LLC	5076 County Road 218	Middleburg	FL	32068	Clay	Dollar General - Middleburg	9,026

JPMCC 2012-LC9
LCF Mortgage Loan Schedule

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans
2	LCF	M & J - BIG Waterfront Town Center I, LLC, M & J - BIG Waterfront Town Center II, LLC, M & J - BIG Waterfront Amity Square, LLC, M & J - BIG Waterfront Market, LLC, M & J - BIG Waterfront Market Amity, LLC	Square Feet	4.34900	4.32290	81,360,000	81,360,000.00	120	118	10/06/22	360	360
4	LCF	Summitwoods SPE, LLC	Square Feet	4.92800	4.91190	59,000,000	59,000,000.00	120	119	11/06/22	360	360
7	LCF	LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC, LBW Waldorf LLC	Square Feet	4.85000	4.83390	48,060,000	48,060,000.00	120	119	11/06/22	0	0
7.1	LCF		Square Feet	4.85000		13,860,000	13,860,000.00	120	119		0	0
7.2	LCF		Square Feet	4.85000		12,240,000	12,240,000.00	120	119		0	0
7.3	LCF		Square Feet	4.85000		11,340,000	11,340,000.00	120	119		0	0
7.4	LCF		Square Feet	4.85000		10,620,000	10,620,000.00	120	119		0	0
15	LCF	Inland Diversified Wilmington Lancaster, L.L.C., Inland Diversified Seaford Merrick, L.L.C., Inland Diversified Upper Darby 69th, L.L.C.	Square Feet	4.15000	4.13390	27,468,000	27,468,000.00	120	118	10/06/22	0	0
15.1	LCF		Square Feet	4.15000		12,793,000	12,793,000.00	120	118		0	0
15.2	LCF		Square Feet	4.15000		9,075,000	9,075,000.00	120	118		0	0
15.3	LCF		Square Feet	4.15000		5,600,000	5,600,000.00	120	118		0	0
16	LCF	Balboa and Victory Partnership	Square Feet	4.96100	4.94490	24,550,000	24,550,000.00	120	118	10/06/22	360	360
18	LCF	W2C One, LLC, W2C Two, LLC, W2C Three, LLC, W2C Four, LLC, W2C Five, LLC, W2C Seven, LLC, W2C Nine, LLC, W2C Ten, LLC, W2C Twelve, LLC, Cortland Holdings 1, LLC, Cortland Holdings 2, LLC, WKU One, LLC, WKU Bowling Green, LLC, UTC One, LLC, LU Six, LLC, LU Five, LLC	Beds	5.17000	5.15390	21,400,000	21,375,084.88	120	119	11/06/22	360	359
18.1	LCF		Beds	5.17000		6,000,000	5,993,014.45	120	119		360	359
18.2	LCF		Beds	5.17000		4,950,000	4,944,236.92	120	119		360	359
18.3	LCF		Beds	5.17000		4,100,000	4,095,226.54	120	119		360	359
18.4	LCF		Beds	5.17000		3,400,000	3,396,041.52	120	119		360	359
18.5	LCF		Beds	5.17000		2,300,000	2,297,322.21	120	119		360	359
18.6	LCF		Beds	5.17000		650,000	649,243.23	120	119		360	359
20	LCF	Suite Stay Inc., Oakhurst Hospitality Inc.	Rooms	5.05300	5.03690	16,380,000	16,380,000.00	120	120	12/06/22	300	300
20.1	LCF		Rooms	5.05300		8,300,000	8,300,000.00	120	120		300	300
20.2	LCF		Rooms	5.05300		8,080,000	8,080,000.00	120	120		300	300
21	LCF	30455 Northwestern Highway Office Building, LLC, Fairways Northwest LLC, 21 E. Long Lake Road Office Building, LLC, 1750 South Telegraph Road Office Building, LLC, CGS Canton Parcel III, LLC	Square Feet	5.25800	5.19690	15,500,000	15,448,779.80	120	117	09/06/22	360	357
21.1	LCF		Square Feet	5.25800		5,400,000	5,382,155.54	120	117		360	357
21.2	LCF		Square Feet	5.25800		4,750,000	4,734,303.49	120	117		360	357
21.3	LCF		Square Feet	5.25800		2,000,000	1,993,390.94	120	117		360	357
21.4	LCF		Square Feet	5.25800		1,950,000	1,943,556.17	120	117		360	357
21.5	LCF		Square Feet	5.25800		1,400,000	1,395,373.66	120	117		360	357
25	LCF	AFS Property, L.P.	Rooms	4.90000	4.88390	11,050,000	11,036,475.53	120	119	11/06/22	360	359
32	LCF	Chardon Giant Eagle, LLC	Square Feet	4.52900	4.51290	7,700,000	7,673,190.31	120	118	10/06/22	300	298
33	LCF	324 Royal Palm Way LLC	Square Feet	4.70000	4.68390	7,250,000	7,232,503.36	120	118	10/06/22	360	358
34	LCF	Harvest 12708 Riata, LLC	Square Feet	4.60000	4.58390	6,500,000	6,483,991.08	120	118	10/06/22	360	358
35	LCF	LAS Jonesboro LLC	Square Feet	4.85000	4.83390	5,460,000	5,460,000.00	120	119	11/06/22	0	0
37	LCF	Lakeside Tower, LLC	Units	4.76300	4.74690	5,100,000	5,100,000.00	120	119	11/06/22	360	360
38	LCF	Shivkrupa Investments, Inc.	Rooms	5.42400	5.40790	5,000,000	4,992,122.14	120	119	11/06/22	300	299
39	LCF	LWAG Millbrook LLC	Square Feet	5.00000	4.98390	4,511,685	4,511,685.00	120	117	09/06/22	0	0
40	LCF	Tri Star Hospitality, L.L.C.	Rooms	5.41300	5.39690	4,300,000	4,287,046.39	120	118	10/06/22	300	298
41	LCF	D. Vala Enterprises, Inc.	Rooms	5.14700	5.13090	4,120,000	4,120,000.00	120	120	12/06/22	300	300
42	LCF	LWAG Greenwood AR LLC	Square Feet	5.00000	4.98390	3,345,736	3,345,736.00	120	117	09/06/22	0	0
43	LCF	Marquis Apartments, LLC	Units	4.76300	4.74690	3,200,000	3,200,000.00	120	119	11/06/22	360	360
44	LCF	Aztec Village/Oakhill Community Limited Partnership	Pads	5.50000	5.45390	1,600,000	1,595,250.01	120	118	10/06/22	300	298
45	LCF	LDGMBFL LLC	Square Feet	5.35000	5.33390	773,500	773,500.00	120	113	05/06/22	0	0

JPMCC 2012-LC9
LCF Mortgage Loan Schedule

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan
2	LCF	M & J - BIG Waterfront Town Center I, LLC, M & J - BIG Waterfront Town Center II, LLC, M & J - BIG Waterfront Amity Square, LLC, M & J - BIG Waterfront Market, LLC, M & J - BIG Waterfront Market Amity, LLC	404,971.76	0.02000	Actual/360	No		Fee	No	No
4	LCF	Summitwoods SPE, LLC	314,133.66	0.01000	Actual/360	Yes	Initial interest rate plus two percent (2%) per annum	Fee	No	No
7	LCF	LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC, LBW Waldorf LLC	196,940.31	0.01000	Actual/360	Yes	Initial interest rate plus two percent (2%) per annum	Fee	No	No
7.1	LCF							Fee
7.2	LCF							Fee
7.3	LCF							Fee
7.4	LCF							Fee
15	LCF	Inland Diversified Wilmington Lancaster, L.L.C., Inland Diversified Seaford Merrick, L.L.C., Inland Diversified Upper Darby 69th, L.L.C.	96,312.85	0.01000	Actual/360	Yes	Initial interest rate plus two percent (2%) per annum	Fee/Leasehold	No	No
15.1	LCF							Fee
15.2	LCF							Fee
15.3	LCF							Fee/Leasehold
16	LCF	Balboa and Victory Partnership	131,205.18	0.01000	Actual/360	No		Fee	No	No
18	LCF	W2C One, LLC, W2C Two, LLC, W2C Three, LLC, W2C Four, LLC, W2C Five, LLC, W2C Seven, LLC, W2C Nine, LLC, W2C Ten, LLC, W2C Twelve, LLC, Cortland Holdings 1, LLC, Cortland Holdings 2, LLC, WKU One, LLC, WKU Bowling Green, LLC, UTC One, LLC, LU Six, LLC, LU Five, LLC	117,113.45	0.01000	Actual/360	No		Fee	No	No
18.1	LCF							Fee
18.2	LCF							Fee
18.3	LCF							Fee
18.4	LCF							Fee
18.5	LCF							Fee
18.6	LCF							Fee
20	LCF	Suite Stay Inc., Oakhurst Hospitality Inc.	96,262.33	0.01000	Actual/360	No		Fee	No	No
20.1	LCF							Fee
20.2	LCF							Fee
21	LCF	30455 Northwestern Highway Office Building, LLC, Fairways Northwest LLC, 21 E. Long Lake Road Office Building, LLC, 1750 South Telegraph Road Office Building, LLC, CGS Canton Parcel III, LLC	85,668.39	0.05500	Actual/360	No		Fee	No	No
21.1	LCF							Fee
21.2	LCF							Fee
21.3	LCF							Fee
21.4	LCF							Fee
21.5	LCF							Fee
25	LCF	AFS Property, L.P.	58,645.30	0.01000	Actual/360	No		Fee	No	No
32	LCF	Chardon Giant Eagle, LLC	42,925.95	0.01000	Actual/360	No		Fee	No	No
33	LCF	324 Royal Palm Way LLC	37,601.24	0.01000	Actual/360	No		Fee	No	No
34	LCF	Harvest 12708 Riata, LLC	33,321.88	0.01000	Actual/360	No		Fee	No	No
35	LCF	LAS Jonesboro LLC	22,373.99	0.01000	Actual/360	Yes	Initial interest rate plus two percent (2%) per annum	Fee	No	No
37	LCF	Lakeside Tower, LLC	26,643.99	0.01000	Actual/360	No		Fee	No	No
38	LCF	Shivkrupa Investments, Inc.	30,477.86	0.01000	Actual/360	No		Fee	No	No
39	LCF	LWAG Millbrook LLC	19,059.78	0.01000	Actual/360	Yes	Initial interest rate plus two percent (2%) per annum	Fee	No	No
40	LCF	Tri Star Hospitality, L.L.C.	26,182.82	0.01000	Actual/360	No		Fee	No	No
41	LCF	D. Vala Enterprises, Inc.	24,439.29	0.01000	Actual/360	No		Fee	No	No
42	LCF	LWAG Greenwood AR LLC	14,134.19	0.01000	Actual/360	Yes	Initial interest rate plus two percent (2%) per annum	Fee	No	No
43	LCF	Marquis Apartments, LLC	16,717.80	0.01000	Actual/360	No		Fee	No	No
44	LCF	Aztec Village/Oakhill Community Limited Partnership	9,825.40	0.04000	Actual/360	No		Fee	No	No
45	LCF	LDGMBFL LLC	3,496.42	0.01000	Actual/360	Yes	Initial interest rate plus two percent (2%) per annum	Fee	No	No

JPMCC 2012-LC9
LCF Mortgage Loan Schedule

					UPFRONT ESCROW

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
2	LCF	M & J - BIG Waterfront Town Center I, LLC, M & J - BIG Waterfront Town Center II, LLC, M & J - BIG Waterfront Amity Square, LLC, M & J - BIG Waterfront Market, LLC, M & J - BIG Waterfront Market Amity, LLC	M & J Wilkow Ltd.	No	0	0	0	2,212,215	277,505	89,250	0
4	LCF	Summitwoods SPE, LLC	Dan Lowe, Michael L. Ebert and Susan Ebert, Scott Rehorn and Susan Rehorn	No	0	85,250	0	0	822,206	0	929,809
7	LCF	LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC, LBW Waldorf LLC	LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC, LBW Waldorf LLC	No	0	0	0	0	0	0	0
7.1	LCF
7.2	LCF
7.3	LCF
7.4	LCF
15	LCF	Inland Diversified Wilmington Lancaster, L.L.C., Inland Diversified Seaford Merrick, L.L.C., Inland Diversified Upper Darby 69th, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	1,250,000
15.1	LCF
15.2	LCF
15.3	LCF
16	LCF	Balboa and Victory Partnership	George E. Moss, as individual and co-trustee with Rae Ruth Moss under Amendment to and Complete Restatement of Moss Living trust, dated October 27, 2006	Yes	125,000	0	0	500,000	374,493	3,892	0
18	LCF	W2C One, LLC, W2C Two, LLC, W2C Three, LLC, W2C Four, LLC, W2C Five, LLC, W2C Seven, LLC, W2C Nine, LLC, W2C Ten, LLC, W2C Twelve, LLC, Cortland Holdings 1, LLC, Cortland Holdings 2, LLC, WKU One, LLC, WKU Bowling Green, LLC, UTC One, LLC, LU Six, LLC, LU Five, LLC	Matthew C. Q. King, Walk2Campus Holdings, LLC	No	740,000	182,255	71,250	0	64,329	9,032	0
18.1	LCF
18.2	LCF
18.3	LCF
18.4	LCF
18.5	LCF
18.6	LCF
20	LCF	Suite Stay Inc., Oakhurst Hospitality Inc.	Deven Bhakta, Shalindra Bhakta, Mukul Maheshwari, Kaushik Bhakta	No	0	0	0	0	54,459	122,768	102,000
20.1	LCF
20.2	LCF
21	LCF	30455 Northwestern Highway Office Building, LLC, Fairways Northwest LLC, 21 E. Long Lake Road Office Building, LLC, 1750 South Telegraph Road Office Building, LLC, CGS Canton Parcel III, LLC	Gabriel Schuchman, Ehud Rieger	No	30,000	35,266	0	350,000	59,859	6,166	206,716
21.1	LCF
21.2	LCF
21.3	LCF
21.4	LCF
21.5	LCF
25	LCF	AFS Property, L.P.	W.I. Realty I,L.P.	No	371,132	0	0	0	149,325	4,626	0
32	LCF	Chardon Giant Eagle, LLC	Alan E. Robbins	No	0	7,500	0	0	0	0	0
33	LCF	324 Royal Palm Way LLC	Alex H. Griswold	No	0	0	0	0	139,698	19,575	95,861
34	LCF	Harvest 12708 Riata, LLC	Mark W. Hamer	No	0	0	0	425,000	137,718	6,606	52,032
35	LCF	LAS Jonesboro LLC	LAS Jonesboro LLC	No	0	0	0	0	0	0	0
37	LCF	Lakeside Tower, LLC	Randall Pavlock, Robert S. Levinson	No	0	0	0	0	20,793	9,488	0
38	LCF	Shivkrupa Investments, Inc.	Kantilal B. Patel, Vishnu K. Patel, Rahul K. Patel	No	0	0	0	0	55,332	15,593	0
39	LCF	LWAG Millbrook LLC	LWAG Millbrook LLC	No	0	0	0	0	0	0	0
40	LCF	Tri Star Hospitality, L.L.C.	Anil Patel, Dharmeshkumar Patel, Nareshkumar Patel, Jayeshkumar Patel	No	0	0	0	0	34,136	9,191	200,000
41	LCF	D. Vala Enterprises, Inc.	Suryakant Bhakta, Dhiren Bhakta, Ranjit Bhakta	No	0	0	0	0	15,933	3,916	108,750
42	LCF	LWAG Greenwood AR LLC	LWAG Greenwood AR LLC	No	0	0	0	0	0	0	0
43	LCF	Marquis Apartments, LLC	Robert Levinson, Randall Pavlock	No	0	0	0	0	10,136	7,600	0
44	LCF	Aztec Village/Oakhill Community Limited Partnership	Kirk L. Saunders, Philip R. Amos, Philip and Mimi Amos Trust, Philip and Mimi Amos Non-exempt Trust, Kirk Saunders & Ann Peterson Exempt Trust, Kirk Saunders & Ann Peterson Non-exempt Trust	No	0	0	0	0	41,489	1,803	9,825
45	LCF	LDGMBFL LLC	LDGMBFL LLC	No	0	0	0	0	9,800	0	0

JPMCC 2012-LC9
LCF Mortgage Loan Schedule

			PERIODIC ESCROW

									Grace Period
Loan ID #	Originator/ Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash- Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date
2	LCF	M & J - BIG Waterfront Town Center I, LLC, M & J - BIG Waterfront Town Center II, LLC, M & J - BIG Waterfront Amity Square, LLC, M & J - BIG Waterfront Market, LLC, M & J - BIG Waterfront Market Amity, LLC	10,798	0	0	277,505	12,750	0	0	Yes	Retail	Yes	Actual/360
4	LCF	Summitwoods SPE, LLC	9,889	0	22,981	74,746	0	0	0	Yes	Retail	Yes	Actual/360	11/06/37
7	LCF	LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC, LBW Waldorf LLC	0	0	0	0	0	0	0	Yes	Retail	Yes	Actual/360	11/06/32
7.1	LCF										Retail
7.2	LCF										Retail
7.3	LCF										Retail
7.4	LCF										Retail
15	LCF	Inland Diversified Wilmington Lancaster, L.L.C., Inland Diversified Seaford Merrick, L.L.C., Inland Diversified Upper Darby 69th, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360	10/06/37
15.1	LCF										Retail
15.2	LCF										Retail
15.3	LCF										Retail
16	LCF	Balboa and Victory Partnership	0	0	0	37,449	3,892	0	0	Yes	Office	Yes	Actual/360
18	LCF	W2C One, LLC, W2C Two, LLC, W2C Three, LLC, W2C Four, LLC, W2C Five, LLC, W2C Seven, LLC, W2C Nine, LLC, W2C Ten, LLC, W2C Twelve, LLC, Cortland Holdings 1, LLC, Cortland Holdings 2, LLC, WKU One, LLC, WKU Bowling Green, LLC, UTC One, LLC, LU Six, LLC, LU Five, LLC	10,800	0	0	32,165	9,032	0	0	Yes	Multifamily	Yes	Actual/360
18.1	LCF										Multifamily
18.2	LCF										Multifamily
18.3	LCF										Multifamily
18.4	LCF										Multifamily
18.5	LCF										Multifamily
18.6	LCF										Multifamily
20	LCF	Suite Stay Inc., Oakhurst Hospitality Inc.	4% of Gross Revenues	0	0	18,153	12,277	0	0	Yes	Hotel	Yes	Actual/360
20.1	LCF										Hotel
20.2	LCF										Hotel
21	LCF	30455 Northwestern Highway Office Building, LLC, Fairways Northwest LLC, 21 E. Long Lake Road Office Building, LLC, 1750 South Telegraph Road Office Building, LLC, CGS Canton Parcel III, LLC	4,800	0	17,500	29,929	3,083	0	0	Yes	Office	No	Actual/360
21.1	LCF										Office
21.2	LCF										Office
21.3	LCF										Office
21.4	LCF										Office
21.5	LCF										Office
25	LCF	AFS Property, L.P.	4% of Gross Revenues	0	0	12,444	2,313	0	0	No	Hotel	Yes	Actual/360
32	LCF	Chardon Giant Eagle, LLC	1,333	0	3,384	0	0	0	0	Yes	Retail	Yes	Actual/360
33	LCF	324 Royal Palm Way LLC	522	0	2,402	12,700	2,175	0	0	No	Office	Yes	Actual/360
34	LCF	Harvest 12708 Riata, LLC	1,170	0	8,190	13,772	944	0	0	Yes	Office	Yes	Actual/360
35	LCF	LAS Jonesboro LLC	0	0	0	0	0	0	0	Yes	Retail	Yes	Actual/360	11/06/32
37	LCF	Lakeside Tower, LLC	1,854	0	0	4,159	1,054	0	0	No	Multifamily	Yes	Actual/360
38	LCF	Shivkrupa Investments, Inc.	5,939	0	0	5,030	2,599	0	0	Yes	Hotel	Yes	Actual/360
39	LCF	LWAG Millbrook LLC	0	0	0	0	0	0	0	Yes	Retail	Yes	Actual/360	09/06/37
40	LCF	Tri Star Hospitality, L.L.C.	4% of Gross Revenues	0	0	2,626	2,298	0	0	Yes	Hotel	Yes	Actual/360
41	LCF	D. Vala Enterprises, Inc.	4% of Gross Revenues	0	0	5,311	3,916	0	0	Yes	Hotel	Yes	Actual/360
42	LCF	LWAG Greenwood AR LLC	0	0	0	0	0	0	0	Yes	Retail	Yes	Actual/360	09/06/37
43	LCF	Marquis Apartments, LLC	1,375	0	0	2,534	844	0	0	No	Multifamily	Yes	Actual/360
44	LCF	Aztec Village/Oakhill Community Limited Partnership	0	0	0	3,457	601	0	0	No	Manufactured Housing	Yes	Actual/360
45	LCF	LDGMBFL LLC	0	0	0	1,225	0	0	0	Yes	Retail	Yes	Actual/360	05/06/37

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.           Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.           Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to Serviced Mortgage Loans), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.           Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.           Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since November 30, 2012.

7.           Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.            Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.           Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.           Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related

Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.           Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.           No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.           REMIC. The Mortgage Loan or AB Whole Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan or AB Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan or AB Whole Loan and (B) either: (a) such Mortgage Loan or AB Whole Loan  is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or AB Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or AB Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan or AB Whole Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan or AB Whole Loan; or (b) substantially all of the proceeds of such Mortgage Loan or AB Whole Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan or AB Whole Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or AB Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or AB Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or AB Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.           Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan or AB Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan or AB Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or AB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or AB Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or AB Whole Loan.

In the case of any Mortgage Loan or AB Whole Loan originated after December 6, 2010, no such Mortgage Loan or AB Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan or AB Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.           Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)         The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)           The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)           The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)           The ground lease does not place commercially unreasonable restrictions on the identity of the lender and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)           The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)           The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)            The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)            Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)         In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)         Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.           Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.           ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.           Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of  a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.           Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage

Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the pool of Mortgage Loans.

48.           Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.           Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.           Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
5	Fairfield Inn & Suites Austin (Loan No. 25)
The comfort letter provided at the closing of the subject Mortgage Loan is not assignable to the securitization trust. Such comfort letter contemplates that either the new or old lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on substantially similar terms, or to recognize the securitization trust as the new lender, which request must be made within a specified period following the transfer to the securitization trust; provided that issuance of the new comfort letter is subject to certain conditions.

5	Comfort Suites Panama City Beach (Loan No. 40)
The comfort letter provided at the closing of the subject Mortgage Loan is not assignable to the securitization trust. Such comfort letter contemplates that either the new or old lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on substantially similar terms, or to recognize the securitization trust as the new lender, which request must be made within a specified period following the transfer to the securitization trust; provided that issuance of the new comfort letter is subject to certain conditions.

5	Oakhurst Hotel Portfolio (Loan No. 20)
The comfort letter provided at the closing of the subject Mortgage Loan is not assignable to the securitization trust. Such comfort letter contemplates that either the new or old lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on substantially similar terms, or to recognize the securitization trust as the new lender, which request must be made within a specified period following the transfer to the securitization trust; provided that issuance of the new comfort letter is subject to certain conditions.

5	Comfort Inn Corpus Christi (Loan No. 41)
The comfort letter provided at the closing of the subject Mortgage Loan is not assignable to the securitization trust. Such comfort letter contemplates that either the new or old lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on substantially similar terms, or to recognize the securitization trust as the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
new lender, which request must be made within a specified period following the transfer to the securitization trust; provided that issuance of the new comfort letter is subject to certain conditions.
5	La Quinta Inn & Suites-Fresno (Loan No. 38)	The related comfort letter provided at closing of the subject Mortgage Loan is assignable to the securitization trust subject to timely notice to the related franchisor.
6	Summit Woods Shopping Center (Loan No. 4)	The related loan documents were modified after November 30, 2012 to correct an error in the initial interest-only period.
6	324 Royal Palm Way (Loan No. 33)
Subsequent to November 30, 2012, the lender:  (a) waived any further obligation on the part of the related borrower to attempt to obtain party wall agreements with adjacent property owners; and (b) terminated a cash collateral account agreement and agreed to certain modifications to other related loan documents to more accurately reflect the handling of reserves by the lender and servicer.

6	Aztec & Oakhill MHPs (Loan No. 44)	The related loan documents were modified after November 30, 2012 to extend until January 1, 2013 the time period within which the borrower is to perform certain post-closing obligations.
7	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20, 21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)
The assignments of Mortgages and the assignments of Assignments of Leases, Rents and Profits are from the most recent mortgagee of record, which may not be the Mortgage Loan Seller (or, if there was no such assignee of record, from the originator).

7	The Waterfront (Loan No. 2)
The related Mortgaged Property is part of an approximately 265 acre master development.  The master development received tax incremental financing (“TIF”) to assist in the financing of various portions of the infrastructure development.  The TIF runs through 2018, and debt service for the TIF bonds is paid through an allocation of the increases in property assessments from the original value of the parcels located within the TIF district to the improved values of those parcels.  The TIF bonds were issued by a TIF district consisting of the three (3) municipalities in which the master development is located.  Under the terms of the TIF agreement, a portion of real estate taxes generated at the related Mortgaged Property are to be deposited with the trustee for the TIF district for maintenance obligations.  One of the municipalities that issued the TIF bonds has claimed

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

that $120,000 was recently drawn from the reserve to fund non-public improvements and requested that such funds be returned.  The originator cannot confirm the extent to which amounts in the reserve have or have not been properly used.

7	BJ’s Wholesale Club Portfolio (Loan No. 7), Academy Sports Jonesboro (Loan No. 35), Walgreens-Millbrook, AL (Loan No. 39) and Walgreens-Greenwood, AR (Loan No. 42)
The sole tenant at each related Mortgaged Property has a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase such Mortgaged Property if the related borrower decides to sell such Mortgaged Property.

7	Summit Woods Shopping Center (Loan No. 4)
Certain infrastructure improvements at the related Mortgaged Property were funded through a TIF.  TIF payments are made through real estate tax bills that will be escrowed on a monthly basis.  For so long as the TIF remains in place, the applicable municipality has a continuing right to review and approve tenants for the related Mortgaged Property for any lease that equals or exceeds 35,000 square feet of space.  In addition, for so long as the TIF bonds remain outstanding, the related Mortgagor may not sell, transfer or otherwise convey the related Mortgaged Property to a third party without first obtaining the consent of the applicable municipality.  However, the municipality’s consent is not required in connection with a mortgagee exercising its rights under a mortgage to foreclose on the related Mortgaged Property or to acquire title by a deed-in-lieu of foreclosure.

A tenant at the related Mortgaged Property has a right of first offer, upon satisfaction of certain conditions, to purchase its ground leased parcel at the related Mortgaged Property if the related borrower decides to sell such parcel.

An affiliate of the related mezzanine lender retains a right of first offer for the purchase of the related Mortgaged Property anytime that the related mezzanine loan is outstanding.

7	6133 North Kenmore Avenue (Loan No. 43)
The related Mortgaged Property is subject to a certain Regulatory and Land Use Restriction Agreement (the “RLUR Agreement”) and a separate Illinois Housing Development Authority Low Income Housing Tax Credit Extended Use Agreement (the “Development Agreement”, and collectively with the RLUR Agreement, the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

“Agreements”). The notes issued pursuant to the Agreements were paid off as of closing of the subject Mortgage Loan, but the terms of the Agreements extend beyond the maturity of the subject Mortgage Loan. Pursuant to the RLUR Agreement:  (i) at least 33 of the units at the Mortgaged Property must be occupied by tenants whose income, at the time of initial occupancy, does not exceed that of a single person, family or unrelated persons whose adjusted income is less than or equal to 50% of the median income of the metropolitan statistical area of Chicago, adjusted for family size; (ii) the remaining units at the Mortgaged Property must be occupied by tenants whose income, at the time of initial occupancy, does not exceed that of a single person, family or unrelated persons living together whose adjusted income is less than or equal to 80% of the median income of the metropolitan statistical area of Chicago, adjusted for family size; and (iii) all rent must comply with Section 360.904(c) of the Illinois Affordable Housing Act which, at the time of origination, meant that the gross rent with respect to such unit cannot exceed approximately 30% of the imputed income limitation applicable to such unit.  Pursuant to the Development Agreement: (i) all of the units at the Mortgaged Property must be Rent-Restricted (as defined below) and occupied by Qualifying Tenants (as defined below), and (ii) at least 20% or more of the units must be occupied by tenants at or below 40% of area median gross income.  “Rent-Restricted” means, with respect to any unit, that the gross rent with respect to such unit is not more than 30% of the imputed income limitation applicable to such unit as determined in accordance with applicable law.  “Qualifying Tenants” means individuals or families whose income is less than or equal to 60% of the area median gross income (including adjustments for family size), as determined in accordance with applicable law.

8	The Waterfront (Loan No. 2)
The related Mortgaged Property is part of an approximately 265 acre master development.  The master development received tax incremental financing (“TIF”) to assist in the financing of various portions of the infrastructure development.  The TIF runs through 2018, and debt service for the TIF bonds is paid through an allocation of the increases in property assessments from the original value of the parcels located within the TIF district to the improved

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

values of those parcels.  The TIF bonds were issued by a TIF district consisting of the three (3) municipalities in which the master development is located.  Under the terms of the TIF agreement, a portion of real estate taxes generated at the related Mortgaged Property are to be deposited with the trustee for the TIF district for maintenance obligations.  One of the municipalities that issued the TIF bonds has claimed that $120,000 was recently drawn from the reserve to fund non-public improvements and requested that such funds be returned.  The originator cannot confirm the extent to which amounts in the reserve have or have not been properly used.

8	BJ’s Wholesale Club Portfolio (Loan No. 7), Academy Sports Jonesboro (Loan No. 35), Walgreens-Millbrook, AL (Loan No. 39) and Walgreens-Greenwood, AR (Loan No. 42)
The sole tenant at each related Mortgaged Property has a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase such Mortgaged Property if the related borrower decides to sell such Mortgaged Property.

8	Summit Woods Shopping Center (Loan No. 4)
Certain infrastructure improvements at the related Mortgaged Property were funded through a TIF.  TIF payments are made through real estate tax bills that will be escrowed on a monthly basis.  For so long as the TIF remains in place, the applicable municipality has a continuing right to review and approve tenants for the related Mortgaged Property for any lease that equals or exceeds 35,000 square feet of space.  In addition, for so long as the TIF bonds remain outstanding, the related Mortgagor may not sell, transfer or otherwise convey the related Mortgaged Property to a third party without first obtaining the consent of the applicable municipality.  However, the municipality’s consent is not required in connection with a mortgagee exercising its rights under a mortgage to foreclose on the related Mortgaged Property or to acquire title by a deed-in-lieu of foreclosure.

A tenant at the related Mortgaged Property has a right of first offer, upon satisfaction of certain conditions, to purchase its ground leased parcel at the related Mortgaged Property if the related borrower decides to sell such parcel.

An affiliate of the related mezzanine lender retains a right of first offer for the purchase of the related Mortgaged Property

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
anytime that the related mezzanine loan is outstanding.
8	6133 North Kenmore Avenue (Loan No. 43)
The related Mortgaged Property is subject to a certain Regulatory and Land Use Restriction Agreement (the “RLUR Agreement”) and a separate Illinois Housing Development Authority Low Income Housing Tax Credit Extended Use Agreement (the “Development Agreement”, and collectively with the RLUR Agreement, the “Agreements”). The notes issued pursuant to the Agreements were paid off as of closing of the subject Mortgage Loan, but the terms of the Agreements extend beyond the maturity of the subject Mortgage Loan. Pursuant to the RLUR Agreement:  (i) at least 33 of the units at the Mortgaged Property must be occupied by tenants whose income, at the time of initial occupancy, does not exceed that of a single person, family or unrelated persons whose adjusted income is less than or equal to 50% of the median income of the metropolitan statistical area of Chicago, adjusted for family size; (ii) the remaining units at the Mortgaged Property must be occupied by tenants whose income, at the time of initial occupancy, does not exceed that of a single person, family or unrelated persons living together whose adjusted income is less than or equal to 80% of the median income of the metropolitan statistical area of Chicago, adjusted for family size; and (iii) all rent must comply with Section 360.904(c) of the Illinois Affordable Housing Act which, at the time of origination, meant that the gross rent with respect to such unit cannot exceed approximately 30% of the imputed income limitation applicable to such unit.  Pursuant to the Development Agreement: (i) all of the units at the Mortgaged Property must be Rent-Restricted (as defined below) and occupied by Qualifying Tenants (as defined below), and (ii) at least 20% or more of the units must be occupied by tenants at or below 40% of area median gross income.  “Rent-Restricted” means, with respect to any unit, that the gross rent with respect to such unit is not more than 30% of the imputed income limitation applicable to such unit as determined in accordance with applicable law.  “Qualifying Tenants” means individuals or families whose income is less than or equal to 60% of the area median gross income (including adjustments for family size), as determined in accordance with applicable law.

9	Summit Woods Shopping	Simultaneously with the closing of the subject Mortgage

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Center (Loan No. 4)
Loan, Mountain Vista Real Estate Opportunity Fund I, LLC, an affiliate of DDR Corp., provided a $9,000,000 mezzanine loan secured by the equity interests in the related Mortgagor.  Such mezzanine loan is subject to an intercreditor agreement.

18	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20, 21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)
Except with respect to Mortgage Loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

Subject to the other exceptions to Representation and Warranty No. 18, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

18	BJ’s Wholesale Club Portfolio (Loan No. 7)
The tenant is permitted to carry all insurance coverage related to the related Mortgaged Properties, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance.  Terrorism insurance coverage is required to the extent that is commercially available, provided that premium costs for such terrorism insurance coverage shall not exceed twice the costs of the tenant’s premiums on the other coverages being carried.  The tenant is not required to maintain business interruption insurance.  The tenant has the right to self-insure subject to satisfaction of a net worth test with respect to the tenant and certain affiliated business organizations.

18	Pathmark Portfolio (Loan No. 15)	The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Properties, such insurance satisfies any requirement that the related Mortgagor maintain

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

the insurance, and in connection with general liability insurance, the tenant may self-insure only for the first $3 million per claim as long as the insurance program is supported by an insurance company rated at least “A” or the equivalent.

18	Giant Eagle Chardon (Loan No. 32)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance.  The property insurance deductible is $500,000 and the tenant has a self-insurance retention of $1,000,000 on the general liability policy.

18	Walgreens - Millbrook, AL (Loan No. 39)	The related Mortgaged Property is covered through the Walgreens self-insurance program.
18	Walgreens - Greenwood, AR (Loan No. 42)	The related Mortgaged Property is covered through the Walgreens self-insurance program, subject to satisfaction of a net worth test.
18	Academy Sports Jonesboro (Loan No. 35)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance.  The tenant may satisfy its insurance requirement through a program of self-insurance or self-retention, subject to satisfaction of a net worth test.

18	Dollar General-Middleburg (Loan No. 45)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Property and such insurance satisfies any requirement that the related Mortgagor maintain the insurance.  The requirement to maintain terrorism insurance coverage has been waived.

18	324 Royal Palm Way (Loan No. 33)
The related loan documents provide that if the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall be required to carry terrorism insurance throughout the term of the subject Mortgage Loan, but shall not be required to pay more for such policy than two times the cost of the aggregate of the property insurance policy and business interruption/rental loss insurance policy (excluding such terrorism coverage).  If the cost of such terrorism insurance exceeds such amount, then the Mortgagor shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
25	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20, 21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)	Trustee’s fees must be reasonable.
26	BJ’s Wholesale Club Portfolio (Loan No. 7)
The related Mortgaged Property located in Vineland, New Jersey is legally non-conforming with respect to impervious coverage and may be rebuilt if the cost to restore or repair the property is not greater than the tax assessed value of the structure prior to damage.  The related Mortgaged Property located in Mooresville, North Carolina is legal non-conforming as to use (the current zoning ordinance requires a conditional use permit for retail uses similar to such Mortgaged Property larger than 100,000 square feet.  Upon a casualty, the Mooresville, North Carolina Mortgaged Property will require a conditional use permit in order to rebuild to its current state prior to its casualty; and, in the absence of such conditional use permit, the tenant must rebuild a building no greater than 100,000 square feet.

26	Pathmark Portfolio (Loan No. 15)
The related Mortgaged Property located in Upper Darby, Pennsylvania is legal non-conforming with respect to setback requirements and impervious coverage.  The 50-foot setback requirement is encroached by as much as 40 feet.  The existing impervious coverage exceeds the maximum allowed of 70%.  The rebuildability threshold is 50% subject to the satisfaction of various conditions.

26	Walk2Campus Portfolio (Loan No. 18)
The related Mortgaged Property located in Chattanooga, Tennessee lacked a permanent certificate of occupancy at origination of the subject Mortgage Loan due to an outstanding building code violation regarding fire safety.  The related Mortgaged Property located in Conway, South Carolina is legal conforming if lot coverage and setback requirements are met as to the duplexes (information was not provided to determine conformance with lot coverage or setback requirements, but based on aerial photography and approximations, it appears the duplex lots are in conformance with all zoning requirements).  The related Mortgaged Property located in Farmville, VA is legal nonconforming with respect to use, lot size, lot frontage, density, setback and parking (information was not provided

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
to determine compliance with building height requirements but failure to comply with current requirements would be considered legal-nonconforming). The related Mortgaged Property located in Cortland, NY is legal nonconforming with respect to use, setback and lot size (information was not provided to determine lot width, lot coverage or setback requirements in all cases, but any indeterminate conditions of conformance that are found to be nonconforming would be considered legal nonconformities with the exception of any building encroachments over property lines). The related Mortgaged Property located in Chattanooga, TN is legal nonconforming with respect to use, lot size, lot frontage, setback and height. The related Mortgaged Property in Rock Hill, SC is legal nonconforming with respect to use, setback and parking (information was not provided to determine compliance with building height requirements for several of the properties, but failure to comply with current requirements would be considered legal nonconforming). The related Mortgaged Property located in Bowling Green, KY is legal nonconforming with respect to setback, parking and property line encroachments (information was not available to determine compliance with lot width, lot frontage, and setback requirements in all cases, but noncompliance to these requirements, with the exception of an encroachment over a property line, would be considered legal nonconforming).
26	Alrig II Portfolio (Loan No. 21)
The related Mortgaged Property located at 21 East Long Lake Road in Bloomfield Hills, Michigan is legal non-conforming with respect to bulk requirements and with respect to the building violating a setback by approximately 52 feet, and the improvements at such Mortgaged Property may not be rebuilt as currently constructed if a casualty causes damage in excess of 50% of the replacement value.

26	Comfort Suites-Panama City Beach (Loan No. 40)	The related Mortgaged Property is legally non-conforming with respect to density.
27	Walk2Campus Portfolio (Loan No. 18)	The related Mortgaged Property located at 528 E. 8th Street, Chattanooga, Tennessee lacks a permanent certificate of occupancy due to an outstanding building code violation regarding fire safety.
28	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20,	The related loan documents may provide for recourse against the related Mortgagor and guarantor in the event that such Mortgagor or guarantor “solicits of causes to be solicited

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
	21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)	petitioning creditors” to cause an involuntary bankruptcy filing with respect to the Mortgagor, rather than that such Mortgagor or guarantor “colluded with other creditors” to do so.
28	The Waterfront (Loan No. 2)	Only the related Mortgagor has liability with respect to the environmental indemnity. An environmental insurance policy was obtained at closing of the subject Mortgage Loan.
28	BJ’s Wholesale Club Portfolio (Loan No. 7)	The stated carve-outs are recourse obligations of the respective related Mortgagor, but there is no related entity or warm body guarantor for the subject Mortgage Loan.
28	Walgreens-Greenwood, AR (Loan No. 42)	The stated carve-outs are recourse obligations of the respective related Mortgagor, but there is no related entity or warm body guarantor for the subject Mortgage Loan.
28	Walgreens-Millbrook, AL (Loan No. 39)	The stated carve-outs are recourse obligations of the respective related Mortgagor, but there is no related entity or warm body guarantor for the subject Mortgage Loan.
28	Dollar General-Middleburg (Loan No. 45)	The stated carve-outs are recourse obligations of the respective related Mortgagor, but there is no related entity or warm body guarantor for the subject Mortgage Loan.
28	Academy Sports Jonesboro (Loan No. 35)	The stated carve-outs are recourse obligations of the respective related Mortgagor, but there is no related entity or warm body guarantor for the subject Mortgage Loan.
28	Fairfield Inn & Suites-Austin (Loan No. 25)	The subject Mortgage Loan becomes recourse against the related Mortgagor and the related guarantor in the event of willful misconduct by the Mortgagor or guarantor.
28	324 Royal Palm Way (Loan No. 33)	The waste carveout covers “intentional or knowing physical waste”, rather than “material physical waste.”
29	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20, 21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)
If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor can avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

29	BJ’s Wholesale Club	The related mortgage loan documents provide that the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Portfolio (Loan No. 7)
related Mortgagors may obtain the release of individual properties through a partial prepayment of the subject Mortgage Loan, subject to the satisfaction of certain conditions, including, that the related Mortgagors shall pay on or prior to the release date a partial repayment of principal equal to 110% of the allocated loan amount of the Mortgaged Property to be released.

Further, the related mortgage loan documents provide for substitution of all or a portion of the related Mortgaged Properties subject to satisfaction of certain conditions described in the related mortgage loan documents.

30	The Waterfront (Loan No. 2)	The related loan documents do not require the financial statements of the co-mortgagors to be combined.
30	Pathmark Portfolio (Loan No. 15)	The related loan documents do not require the financial statements of the co-mortgagors to be combined.
30	Walk2Campus Portfolio (Loan No. 18)	The related loan documents do not require the financial statements of the co-mortgagors to be combined.
30	Oakhurst Hotel Portfolio (Loan No. 20)	The related loan documents do not require the financial statements of the co-mortgagors to be combined.
31	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20, 21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)
Except with respect to Mortgage Loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

31	BJ’s Wholesale Club Portfolio (Loan No. 7)
The tenant is permitted to carry all insurance coverage related to the related Mortgaged Properties, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance.  Terrorism insurance coverage is required to the extent that is commercially available, provided that premium costs for such terrorism insurance coverage shall not exceed twice the costs of the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

tenant’s premiums on the other coverages being carried.  The tenant has the right to self-insure subject to satisfaction of a net worth test with respect to the tenant and certain affiliated business organizations.

31	Pathmark Portfolio (Loan No. 15)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Properties, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance. In connection with general liability insurance, the tenant may self-insure only for the first $3 million per claim as long as the insurance program is supported by an insurance company rated at least “A” or the equivalent.

31	Giant Eagle Chardon (Loan No. 32)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance. The property insurance deductible is $500,000 and the tenant has a self-insurance retention of $1,000,000 on the general liability policy.

31	Walgreens - Millbrook, AL (Loan No. 39)	The related Mortgaged Property is covered through the Walgreens self-insurance program.
31	Walgreens - Greenwood, AR (Loan No. 42)	The related Mortgaged Property is covered through the Walgreens self-insurance program, subject to satisfaction of a net worth test.
31	Academy Sports Jonesboro (Loan No. 35)
The tenant is permitted to carry all insurance coverage with respect to the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain the insurance. The tenant may satisfy its insurance requirement through a program of self-insurance or self-retention, subject to satisfaction of a net worth test.

31	Dollar General-Middleburg (Loan No. 45)	The requirement to maintain terrorism insurance coverage has been waived.
31	324 Royal Palm Way (Loan No. 33)
The related loan documents provide that if the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall be required to carry terrorism insurance throughout the term of the subject Mortgage Loan, but shall not be required to pay more for such policy than two times the cost of the aggregate of the property insurance policy and business interruption/rental loss insurance policy (excluding such terrorism coverage).  If the cost of such terrorism insurance exceeds such amount, then the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Mortgagor shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20, 21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)
Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

32	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 7, 15, 16, 18, 20, 21, 25, 32, 33, 34, 35, 37, 38, 39, 40, 41, 42, 43, 44 and 45)
Transfers, sales and pledges (each, a “Transfer”) of stock listed on a nationally recognized stock exchange, as well as Transfers of stock and other equity interests that are publicly traded, are permitted.  Mergers and other business combinations involving a publicly traded company are also permitted.  In addition, for certain loans, Transfers of direct or indirect equity interests in the related Mortgagor may be permitted under one or more of the following circumstances: (a) such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests; (b) the Transfer does not result in a change of control of the related Mortgagor; and/or (c) the Transfer results in certain specified individuals or entities maintaining control of the related Mortgagor.

32	BJ’s Wholesale Club Portfolio (Loan No. 7)
The loan documents permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related Mortgagor to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the loan documents.

32	Walgreens-Greenwood, AR (Loan No. 42)
The loan documents permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related Mortgagor to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the loan documents.

32	Walgreens-Millbrook, AL (Loan No. 39)
The loan documents permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related Mortgagor to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the loan documents.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
32	Dollar General-Middleburg (Loan No. 45)
The loan documents permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related Mortgagor to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the loan documents.

32	Academy Sports Jonesboro (Loan No. 35)
The loan documents permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related Mortgagor to, and to entities under the control of, Ladder Capital Finance Holdings LLLP, a successor thereto and persons or entities satisfying the criteria set forth in the loan documents.

32	Pathmark Portfolio (Loan No. 15)
The sole member of the related Mortgagor, Inland Diversified Real Estate Trust, Inc., who is also the guarantor, is permitted to reconstitute from one entity type into another subject to certain conditions (including that the surviving entity is publicly-traded).

The related lender’s consent is not required for any transfer of interests in the sole member of the related Mortgagor, Inland Diversified Real Estate Trust, Inc., who is also the guarantor (provided that a rating agency confirmation is provided if any transferee will obtain a 49% or greater interest in such entity).

33	BJ’s Wholesale Club Portfolio (Loan No. 7)	No nonconsolidation opinion was rendered with respect to the related Mortgagor in connection with the origination of the subject Mortgage Loan.
33	Pathmark Portfolio (Loan No. 15)
The related Mortgagor has, and is permitted to, allow the property manager to commingle the funds from the related Mortgaged Property in a custodial account maintained by the related property manager on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and Mortgagor.

36	Pathmark Portfolio (Loan No. 15)
A portion of the related Mortgaged Property located in Wilmington, Delaware is comprised of a leasehold interest under a ground lease solely for the purpose of providing 26 parking spaces.  The Mortgage Loan Seller does not consider such ground lease to be material.  The terms of such ground

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
lease are not in compliance with many aspects of this Representation and Warranty No. 36.
38	Summit Woods Shopping Center (Loan No. 4)
The subject Mortgage Loan is an ARD Loan, which commences amortization approximately 24 months following the first payment date.  However, the subject Mortgage Loan may not substantially or fully amortize over its stated term.  The property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test that takes into account any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date.  Furthermore, the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

38	BJ’s Wholesale Club Portfolio (Loan No. 7)
The subject Mortgage Loan is an ARD Loan, which commences amortization on the anticipated repayment date.  However, the subject Mortgage Loan may not substantially or fully amortize over its stated term.  Further, the subject Mortgage Loan requires payments of interest only for the 120- month period to the anticipated repayment date.

38	Pathmark Portfolio (Loan No. 15)
The subject Mortgage Loan is an ARD Loan, which commences amortization on the anticipated repayment date.  However, the subject Mortgage Loan may not substantially or fully amortize over its stated term.  Further, the subject Mortgage Loan requires payments of interest only for the 120- month period to the anticipated repayment date.

38	Academy Sports Jonesboro (Loan No. 35)
The subject Mortgage Loan is an ARD Loan, which commences amortization on the anticipated repayment date.  However, the subject Mortgage Loan may not substantially or fully amortize over its stated term.  Further, the subject Mortgage Loan requires payments of interest only for the 120- month period to the anticipated repayment date.

38	Dollar General-Middleburg (Loan No. 45)
The subject Mortgage Loan is an ARD Loan, which commences amortization on the anticipated repayment date.  However, the subject Mortgage Loan may not substantially or fully amortize over its stated term.  Further, the subject Mortgage Loan requires payments of interest only for the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
120- month period to the anticipated repayment date.
38	Walgreens-Greenwood, AR (Loan No. 42)
The subject Mortgage Loan is an ARD Loan, which commences amortization on the anticipated repayment date.  However, the subject Mortgage Loan may not substantially or fully amortize over its stated term.  Further, the subject Mortgage Loan requires payments of interest only for the 120- month period to the anticipated repayment date.

38	Walgreens-Millbrook, AL (Loan No. 39)
The subject Mortgage Loan is an ARD Loan, which commences amortization on the anticipated repayment date.  However, the subject Mortgage Loan may not substantially or fully amortize over its stated term.  Further, the subject Mortgage Loan requires payments of interest only for the 120- month period to the anticipated repayment date.

42	Pathmark Portfolio (Loan No. 15)
The organizational chart obtained at closing of the related Mortgage Loan does not show interest holders in the related guarantor, but the related Mortgagor represents in the loan documents that no equity holder, together with its affiliates, owns an interest 10% or greater in the related guarantor.

42	Walk2Campus Portfolio (Loan No. 18)
The organizational chart obtained at closing of the related Mortgage Loan does not show interest holders in (i) Axel Johnson Inc., which owns an indirect interest in the Mortgagor of approximately 31%, nor (ii) Markel Corporation, which owns an indirect interest in the Mortgagor of approximately 31%.  However, Markel Corporation is a publicly traded entity.

42	Giant Eagle Chardon (Loan No. 32)
In the early 1990s, when the non-recourse guarantor was a California state senator, he was convicted of political corruption (he pled guilty to felony extortion and tax evasion), had a $475,000 fine imposed and served 18 months out of a 5-year sentence at a minimum security federal work camp.

43	The Waterfront (Loan No. 2)	The term of the applicable environmental insurance policy does not extend 5 years past the maturity date of the subject Mortgage Loan.
43	Pathmark Portfolio (Loan No. 15)	The term of the applicable environmental insurance policy does not extend 5 years past the maturity date of the subject Mortgage Loan.
43	Walk2Campus (Loan No. 18)	The term of the applicable environmental insurance policy does not extend 5 years past the maturity date of the subject

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Mortgage Loan.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of [____] (the “Company”), hereby certify as follows:

1.
I have examined the Mortgage Loan Purchase Agreement, dated as of December [__], 2012 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.
To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.
I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the  Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or, in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

4.
I have examined the information regarding the Mortgage Loans in the Prospectus Supplement Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Supplement Loan Detail, as of the date of the Prospectus or the Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this [__] day of December 2012.

By:
Name:
Title:

D-2